Exhibit 99.1

PRESS RELEASE

Ralcorp to File Amended Financial Statements

ST. LOUIS, May 7, 2012 — Ralcorp Holdings, Inc. (NYSE: RAH) today announced that it will restate the previously issued fiscal 2011 financial statements contained in its Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and the first quarter fiscal 2012 financial statements contained in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011. The restatements relate to the non-cash goodwill impairment charges associated with the Post brand cereal business, which was spun-off to Ralcorp shareholders on February 3, 2012.

The previously disclosed $364.8 million non-cash goodwill impairment charge, which related to the Post brand cereal business, was originally recorded in the fourth quarter of fiscal 2011. Recently, in finalizing the accounting for the separation of the Post brand cereal business, the company identified an error in the amount of deferred tax liabilities used in its fourth quarter 2011 goodwill impairment analysis. As a result of this error, the net book value of the net assets associated with the Post brand cereal business was understated and, as a result, the impairment that was recorded in the fourth quarter of fiscal 2011 was also understated. The company concluded that an additional impairment charge of approximately $54 million should have been reflected in the fourth quarter of fiscal 2011.

To address these matters, Ralcorp expects to file amendments to its Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and to its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011 to reflect the additional goodwill impairment charge prior to filing its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012. Accordingly, the referenced financial statements should not be relied upon until such time as the company files its restated financial statements.

The decision to restate prior financial statements based on these matters was made by the Audit Committee of Ralcorp’s Board of Directors, upon the recommendation of management. The company believes that the corrections will not impact its current cash or liquidity position. In connection with this matter, the company has re-evaluated its conclusions regarding the effectiveness of its disclosure controls and procedures and its internal control over financial reporting for the affected periods and determined that a material weakness existed as of September 30, 2011 and December 31, 2011. The company had previously concluded in its Annual Report on Form 10-K for the fiscal year ended September 30, 2011 that its internal control over financial reporting and disclosure controls and procedures were effective as of September 30, 2011. In addition, the company had previously concluded in its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011 that its disclosure controls and procedures were effective as of December 31, 2011. As a result of the material weakness, the company has now concluded that such controls were ineffective. Accordingly, the company will restate its disclosures as of September 30, 2011 and December 31, 2011 to include the identification of a material weakness related to its restatement.

As a result of the restatements, the company has determined to delay the announcement of its results of operations for the second quarter of fiscal 2012 originally scheduled to be released on May 8, 2012. The company now expects to announce its results of operations for the second quarter of fiscal 2012 on May 15, 2012 and to host a conference call on May 16, 2012 to discuss those financial results.

About Ralcorp Holdings, Inc.

Ralcorp produces a variety of private-brand foods sold under the individual labels of various grocery, mass merchandise and drugstore retailers, and frozen bakery products sold to in-store bakeries, restaurants and other foodservice customers. Ralcorp’s diversified product mix includes: ready-to-eat and hot cereals; nutritional and cereal bars; snack mixes, corn-based chips and extruded corn snack products; crackers and cookies; snack nuts; chocolate candy; salad dressings; mayonnaise; peanut butter; jams and jellies; syrups; sauces; frozen griddle products including pancakes, waffles, and French toast; frozen biscuits and other frozen pre-baked products such as breads and muffins; frozen and refrigerated doughs; and dry pasta. For more information about Ralcorp, visit the Company’s website at www.ralcorp.com.

Cautionary Statement on Forward-Looking Statements

Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this release. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, the anticipated impact of the adjustments, the timing of the Company’s restatement of its financial statements, the Company’s ability to file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 by the extension of the deadline and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

Contact: Matt Pudlowski (314/877-7091)